                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE FIRST AMERICAN FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                [LOGO FOR FIRST AMERICAN FINANCIAL CORPORATION]

  HOME OFFICE: 114 East Fifth Street, Santa Ana, CA 92701-4699 (714) 558-3211
         Mailing Address: Post Office Box 267, Santa Ana, CA 92702-0267

TO THE SHAREHOLDERS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation (the "Corporation"), will be held on April 26, 1995, at 2:00 p.m., at the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, for the following purposes:

    (1) Electing a board of directors to serve for the ensuing year; and

    (2) Transacting such other business as may come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 15, 1995, are entitled to notice of and to vote at the meeting.

  It is hoped that you will be present at the meeting; however, please sign, date, indicate your vote on, and return promptly, the enclosed proxy card in the accompanying envelope, addressed to the Corporation's Transfer Agent, First American Trust Company, Attention: Trust Operations, Post Office Box 267, Santa Ana, California 92702, which will accept and tabulate the proxies. If you attend the meeting, you may, of course, personally vote your shares. You also have the right to revoke a proxy at any time before it is exercised.

                                                       /s/ Mark R Arnesen
                                                       Mark R Arnesen, Secretary

Santa Ana, California
March 31, 1995

                 [LOGO OF FIRST AMERICAN FINANCIAL CORPORATION]

  HOME OFFICE: 114 East Fifth Street, Santa Ana, CA 92701-4699 (714) 558-3211
            Mailing Address: P.O. Box 267, Santa Ana, CA 92702-0267

                                PROXY STATEMENT
               SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

  Proxies of the holders of Common shares of The First American Financial Corporation, a California corporation (the "Corporation"), are solicited by its Board of Directors for use at the Annual Meeting of Shareholders to be held on April 26, 1995, and at any adjournments thereof. The enclosed proxy card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the proposal in the notice set forth herein. A shareholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary, prior to the meeting, a written revocation or a duly executed proxy bearing a later date. The approximate date on which this proxy statement and the enclosed proxy card were first sent to shareholders of the Corporation is April 3, 1995.

  Shareholders of record at the close of business on March 15, 1995 (the "Record Date"), are eligible to vote at the meeting. The only outstanding class of stock of the Corporation is its $1 par value Common. Each shareholder is entitled to one vote per share of Common stock held as of the Record Date. With respect to the election of directors, voting may be cumulative as described below. As of the Record Date there were 11,332,074 shares of Common stock outstanding and entitled to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Corporation to be beneficial owners of approximately 5% or more of its voting securities, based upon information received from such persons as of the Record Date. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and in general means the power to vote or dispose of securities, regardless of any economic interest therein.

                                        COMMON STOCK
                                        BENEFICIALLY
                                            OWNED
                                      --------------------
   NAMES AND ADDRESSES                NUMBER OF
   OF SHAREHOLDERS                     SHARES      PERCENT
   -------------------                ---------    -------
   The Capital Group Companies, Inc.    751,000(1)   6.6%
   333 South Hope Street
   Los Angeles, California

   D. P. Kennedy                        487,106(2)   4.3%
   114 East Fifth Street
   Santa Ana, California

   Sanwa Bank California,             1,758,361(3)  15.5%
   Trustee of the Corporation's
   Employee Stock Ownership Trust
   601 South Figueroa Street
   Los Angeles, California

(1) As of December 31, 1994, sole dispositive power with respect to the number of shares set forth in the table and sole voting power with respect to 476,000 of such shares. The Corporation has been informed by The Capital Group Companies, Inc. (formerly known as "The Capital Group, Inc."), that the shares are held by subsidiaries of the latter acting as investment managers on behalf of institutional investors, and that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control of the Corporation.

(2) Mr. Kennedy has sole voting and dispositive power with respect to the number of shares set forth in the table, except as to 2,211 of such shares which are allocated to Mr. Kennedy's account and held by the trustees of the Corporation's Employee Profit Sharing and Stock Ownership Plan. In addition to the shares set forth in the table, 204,000 shares are held by a second-tier, wholly owned, subsidiary of the Corporation whose eight-member board of directors, which includes D. P. Kennedy and his son, Parker S. Kennedy, who is an executive officer of the Corporation, has the power to direct the disposition of such shares. An additional 9,828 shares are held by a nonprofit corporation whose five-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy, and Thomas A. Klemens, who is an executive officer of the Corporation, has the power to direct the disposition of such shares.

(3) The trust includes both shares allocated to employees (1,559,961 shares at the Record Date) and shares held by the trustee but not as yet so allocated (198,400 shares at the Record Date). Pursuant to the Corporation's Employee Profit Sharing and Stock Ownership Plan, the trustee is required to vote allocated shares as directed by employees and unallocated shares in the same proportions as allocated shares are voted. Allocated shares as to which no directions are received are not voted.

ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually. The Board of Directors nominates persons to stand for election as directors. Unless otherwise specified, each proxy that is duly executed and returned will be voted in favor of the election of the following persons, if they are then available and willing to serve. If any of the nominees should be unable or decline to serve at the time of the meeting, the discretionary authority provided in each duly executed proxy will be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute will be required. All nominees are at present directors of the Corporation.

  The following schedule sets forth the nominees and certain information concerning each of them:

                                                                 DIRECTOR
 NAME              AGE           PRINCIPAL OCCUPATION             SINCE
- -------------------------------------------------------------------------
 George L. Argyros 58  Chairman and Chief Executive Officer        1988
                       Arnel and Affiliates
                       Real Estate Investment and Management
 J. David Chatham  44  President and Chief Executive Officer       1989
                       Chatham Holdings Corporation
                       Real Estate Development and Associated
                       Industries
 William G. Davis  65  Counsel                                     1992
                       Tory Tory DesLauriers & Binnington
                       Chairman of the Board
                       Bramalea Inc.
                       Director
                       Canadian Imperial Bank of Commerce and
                       Ford Motor Company of Canada, Limited
                       Premier of Province of Ontario (Canada)
                       (1971-1985)

                                                                      DIRECTOR
 NAME                  AGE           PRINCIPAL OCCUPATION              SINCE
- -------------------------------------------------------------------------------
 James L. Doti         48  President (1991 to date) and                 1993
                           Professor of Economics (1983 to date)
                           Chapman University
 Lewis W. Douglas, Jr. 70  Oil Exploration                              1971(1)
 Paul B. Fay, Jr.      76  President                                    1967
                           The Fay Improvement Company
                           Financial Consulting and Business
                           Ventures
 Frank C. Harrington   92  President                                    1962
                           Harrington Development Company
                           Land Development
 D. P. Kennedy         76  Chairman of the Board                        1956
                           The First American Financial Corporation
                           (1993 to date)
                           President of the Corporation (1963-1993)
 Parker S. Kennedy(2)  47  President                                    1987
                           The First American Financial Corporation
                           (1993 to date)
                           Executive Vice President of the
                           Corporation (1986-1993)
                           President, First American Title
                           Insurance Company,
                           a subsidiary of the Corporation
 Robert B. McLain      75  President                                    1981
                           McLain Development Co.
                           Real Estate Development and Property
                           Management
 Anthony R. Moiso      55  President and Chief Executive Officer        1990
                           Santa Margarita Company
                           Ranching and Real Estate Development
 R. J. Munzer          77  Private Investor (1984 to date)              1962
                           Chairman of the Board
                           Petrolane Incorporated
                           Oil Field Services, Liquified Petroleum
                           Gas Distribution and Automotive Services
                           (1971-1984)
 Frank O'Bryan         61  Chairman of the Board                        1994
                           Spring Mountain Group
                           Escrow and Savings and Loan Holding
                           Company
 Roslyn B. Payne       48  President                                    1988
                           Jackson Street Partners, Ltd.
                           Real Estate Venture Capital and
                           Investments
 Virginia Ueberroth    55  President                                    1988
                           Ueberroth Family Foundation


(1) Mr. Douglas also was a director of the Corporation during the period 1961-1967.

(2) Parker S. Kennedy is D. P. Kennedy's son.

  Certain nominees serve as directors of other publicly held companies as follows: Mr. Davis--The Seagram Company Ltd., Magna International Inc. and Inter-City Products Corporation; Dr. Doti--CIMCO Inc. and Home Interstate Bancorp; and Mr. Fay--Vestaur Securities Inc. and Suncoast Savings and Loan Association.

  The Board of Directors held six meetings during 1994. Directors who attended less than 75% of the aggregate of such meetings and meetings of committees of which they are members are Messrs. Argyros, Davis, Doti and Moiso.

  The Board of Directors has an Audit Committee, the members of which are Messrs. Chatham, Doti, Fay, Harrington, McLain and Moiso and Mrs. Ueberroth. The functions performed by the Committee include selecting the Corporation's independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1994, the Audit Committee met twice.

  The Board of Directors also has a Compensation Committee, the members of which are Messrs. Chatham, Davis, Douglas, Fay and Munzer. This Committee establishes compensation rates and procedures with respect to senior management of the Corporation and its subsidiaries, including bonus awards. During 1994, the Compensation Committee met three times.

VOTING PROCEDURES

  In the event any shareholder entitled to vote for the election of directors gives notice at the meeting prior to voting of a decision to cumulate votes for a candidate or candidates and the name(s) of such candidate(s) has (have) been placed in nomination prior to voting, every shareholder may cumulate votes and
(i) give one candidate the number of votes equal to the number of directors to be elected (which is 15) multiplied by the number of shares held by such shareholder, or (ii) distribute such number of votes among as many candidates as such shareholder shall choose. Regardless of whether the voting for directors is cumulative, those candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation. As indicated on the enclosed proxy card, a proxy confers upon the appointees discretionary authority to cumulate and distribute as the appointees shall choose the aggregate cumulative votes in respect of the shares represented among those nominees as to which the shareholder has not withheld authority. In accordance with California state law and the Articles and Bylaws of the Corporation, abstentions and broker nonvotes (discussed below) neither have the effect of votes in opposition to, nor in favor of, the election of a director.

  Votes at the Annual Meeting of Shareholders will be tabulated by the inspector(s) of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. Questions as to the qualifications of the voters, validity of proxies or other matters pertaining to the vote shall be decided by the inspector(s), subject to any ruling by the Chairman. The inspector(s) of election will treat shares of Common stock represented by a properly signed and returned proxy as present at the Annual Meeting of Shareholders for the purpose of determining a quorum, without regard to whether the proxy is marked as casting a vote or withholding a vote. The inspector(s) of election will treat shares of Common stock represented by "broker nonvotes" (i.e., shares of Common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable

Securities and Exchange Commission rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Corporation that such record holder does not have authority to vote on that matter) as present for the purpose of determining a quorum.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information received by the Corporation as of the Record Date with respect to beneficial ownership of the Corporation's Common shares by current directors, nominees for director, executive officers and by all directors and executive officers as a group.

                                                 COMMON SHARES
                                             BENEFICIALLY OWNED (1)
                                                                PERCENT OF
                                           NUMBER           SHARES OUTSTANDING
   NAME                                   OF SHARES         IF GREATER THAN 1%
   ---------------------------------------------------------------------------
   DIRECTORS
     George L. Argyros                      26,160(2)               --
     J. David Chatham                          800                  --
     William G. Davis                          100                  --
     James L. Doti                             100                  --
     Lewis W. Douglas, Jr.                   2,548                  --
     Paul B. Fay, Jr.                        6,180                  --
     Frank C. Harrington                     4,100                  --
     D. P. Kennedy                         487,106(3)(4)           4.3%
     Parker S. Kennedy                     125,221(3)(4)(5)        1.1%
     Robert B. McLain                        7,140                  --
     Anthony R. Moiso                        2,140                  --
     R. J. Munzer                           16,728                  --
     Frank O'Bryan                              --                  --
     Roslyn B. Payne(6)                      3,508                  --
     Virginia Ueberroth                     12,140                  --
   EXECUTIVE OFFICERS WHO ARE NOT DIREC-
    TORS
     Mark R Arnesen                          4,906(5)               --
     Craig I. DeRoy                          1,802                  --
     Thomas A. Klemens                      13,284(4)(5)            --
   All Directors and Executive Officers
    as a Group (18 persons)                713,963                 6.3%

(1) Sole voting and dispositive power unless otherwise indicated. The shares set forth in the table include the following shares allocated to the following individuals' accounts in, and held by the trustees of, the Corporation's Employee Profit Sharing and Stock Ownership Plan: 2,211 shares for D. P. Kennedy; 1,567 shares for Parker S. Kennedy; 1,048 shares for Mark R Arnesen and 460 shares for Thomas A. Klemens. These individuals do not currently have dispositive power with respect to these shares.

(2) In addition to the shares set forth in the table, 164,665 shares are held by a nonprofit corporation whose four-member board of directors, which includes George L. Argyros and his wife, has the power to direct the voting and the disposition of such shares.

(3) In addition to the shares set forth in the table, 204,000 shares are held by a second-tier, wholly owned, subsidiary of the Corporation whose eight-member board of directors, which includes D. P. Kennedy and Parker S. Kennedy, has the power to direct the disposition of such shares.

(4) In addition to the shares set forth in the table, 9,828 shares are held by a nonprofit corporation whose five-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.

(5) In addition to the shares set forth in the table, 90,270 shares are held by the trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas
    A. Klemens serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.

(6) In addition to the shares set forth in the table, Roslyn B. Payne owns 475 shares of common stock of First American Title Guaranty Holding Company, which is a second-tier subsidiary of the Corporation. These shares represent 2.2% of the total number of such shares that are issued and outstanding.

EXECUTIVE COMPENSATION

  The following table sets forth certain compensation awarded to, earned by, or paid to the executive officers of the Corporation who were serving as such at the end of, or who retired during, the Corporation's last completed fiscal year, which ended December 31, 1994 (the "named executive officers"), for all services rendered in all capacities to the Corporation and its subsidiaries during the years covered in the table:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION
                                  --------------------------------
                                                          OTHER    ALL OTHER
                                                         ANNUAL    COMPENSA-
                                  SALARY(1)   BONUS(2)  COMPENSA-  TION(4)
NAME AND PRINCIPAL POSITION  YEAR    ($)        ($)    TION(3) ($)    ($)
- ---------------------------  ---- ---------   -------- ----------- ---------
D. P. Kennedy                1994  337,880(5)     -0-       --      152,501(6)(7)
 Chairman                    1993  351,380(5) 118,063       --      116,616(7)
                             1992  191,570(5) 126,250       --      112,834(7)

Parker S. Kennedy            1994  331,930(8)     -0-       --          348(6)
 President                   1993  281,220(8) 118,063       --        3,276
                             1992  201,090     91,250       --        2,294

Thomas A. Klemens            1994  170,110(9)  77,625       --          204(6)
 Vice President,             1993  149,400(9) 113,063       --        2,001
 Chief Financial Officer(9)  1992       --         --       --           --

Craig I. DeRoy               1994  166,470     48,219       --       10,204(6)(10)
 Vice President,             1993   70,300     47,213       --      100,767(10)
 General Counsel(10)         1992       --         --       --           --

Mark R Arnesen               1994  108,340     25,288       --          204(6)
 Vice President,             1993  102,900     38,738       --        2,608
 Secretary, Corporate        1992   98,200     21,563       --        1,973
 Counsel

(1) Includes, in addition to regular salary, which is paid monthly, a fee of $150 for each meeting of the Board of Directors attended by the named executive officer during the years covered in the table.

(2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of the Corporation, its subsidiaries and lower-tier subsidiaries are eligible for such bonuses, which are awarded during the year following the fiscal year to which the bonus relates, based on an evaluation by the Compensation Committee of the Board of Directors of the performance of the individual and the Corporation during the preceding fiscal year. For services rendered during 1994, 1993 and 1992, respectively, 205, 166 and 140 individuals were awarded cash and/or stock bonuses. During the three years covered in the table, an average of 53,567 shares of stock has been awarded annually to all participants in the Corporation's Stock Bonus Plan. With respect to services rendered during 1994, Thomas A. Klemens received an award of 1,000 common shares having a fair market value of $17,625 on the date of such award, Craig I. DeRoy received 750 such shares having a fair market value of $13,219, and Mark R Arnesen received 300 such shares having a fair market value of $5,288. During 1994, D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens each received awards of 1,100 such shares having a fair market value of $38,063 on the dates of such awards, Craig I. DeRoy received 500 such shares having a fair market value of $17,213, and Mark R Arnesen received 400 such shares having a fair market value of $13,738, with respect to services rendered during 1993. During 1993, D. P. Kennedy and Parker S. Kennedy each received an award of 1,000 shares having a fair market value of $26,250 on the date of such awards, and Mark R Arnesen received an award of 250 shares having a fair market value of $6,563 on the date of such award, with respect to services rendered during 1992.

(3) Certain incidental perquisites or other personal benefits for executive officers of the Corporation (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Corporation or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Corporation and its subsidiaries of providing such incidental perquisites or other personal benefits for any executive officer named in the Summary Compensation Table did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for the named executive officer. In accordance with the rules of the Securities and Exchange Commission governing disclosure of executive compensation, the amounts of such perquisites or other personal benefits are not included in the table.

(4) Consists of the net increase in the value of the named executive officer's accounts in the Corporation's Employee Profit Sharing and Stock Ownership Plan (the "Profit Sharing Plan") occurring between December 31 of the covered fiscal year and December 31 of the prior fiscal year attributable to contributions made by the Corporation to that plan during the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, the Corporation during the covered fiscal year with respect to term life insurance for the benefit of such officer.

(5) The compensation shown in the "Salary" column of the table includes fees totalling $200, $500 and $500 which were earned by D. P. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1994, 1993 and 1992, respectively.

(6) No allocations to the individual accounts of the participants in the Corporation's Profit Sharing Plan for the fiscal year ended December 31, 1994, have been made as of the date of this Proxy Statement; therefore, no amounts with respect thereto are included in the above table.

(7) The amounts shown in the last column of the Summary Compensation Table include, for each fiscal year covered, the distributions made to D. P. Kennedy from the Corporation's Pension Plan, which are required under provisions of the Internal Revenue Code of 1986, as amended. See "Pension Plan" below.

   The compensation shown also includes cash and the value of stock, aggregating $52,541, $18,235 and $15,907, distributed to D. P. Kennedy during 1994, 1993 and 1992, respectively, from his accounts in the Corporation's Profit Sharing Plan attributable to contributions made by the Corporation and its participating subsidiaries in years prior to those covered in the table and earnings on the contributions. The distributions were required to be made under provisions of the Internal Revenue Code of 1986, as amended.

(8) The compensation shown in the "Salary" column of the table includes fees totalling $200 and $300, which were earned by Parker S. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1994 and 1993, respectively. Mr. Kennedy did not earn such fees during 1992.

(9) Thomas A. Klemens was not an executive officer of the Corporation prior to 1993. See "Executive Officers" below. The compensation shown in the "Salary" column of the table includes fees totalling $7,000 and $6,800, which were earned by Mr. Klemens for services he rendered as a director of subsidiaries of the Corporation during 1994 and 1993, respectively.

(10) Craig I. DeRoy was not an officer of the Corporation prior to 1993. See "Executive Officers" below. The compensation shown for Mr. DeRoy in the last column of the Summary Compensation Table includes the amounts paid to Corporate Risk Management, Inc., the principal shareholder and chief executive officer of which is Mr. DeRoy, for consulting services Mr. DeRoy rendered to the Corporation's subsidiary, First American Title Insurance Company, during the years since he became an officer of the Corporation.

PENSION PLAN

                            ANNUAL PENSION BENEFITS

   HIGHEST CONSECUTIVE FIVE YEAR
   AVERAGE SALARY DURING THE LAST
   TEN YEARS OF EMPLOYMENT                      YEARS OF BENEFIT SERVICE
  -----------------------------------------------------------------------------------
                                       5      10      20      30       40       50
      $ 75,000                      $ 4,538 $ 9,075 $18,150 $27,225 $ 36,300 $ 45,375
       100,000                        6,100  12,200  24,400  36,600   48,800   61,000
       125,000                        7,663  15,325  30,650  45,925   61,300   76,625
       150,000                        9,225  18,450  36,900  55,350   73,800   92,250
       175,000                       10,475  21,263  42,838  64,413   85,988  107,563
       200,000                       11,725  24,075  48,775  73,475   98,175  122,875
       219,224                       12,686  26,238  53,341  80,444  107,547  134,650

  The above table sets forth estimated annual benefits (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under the Corporation's qualified Pension Plan. Subject to certain conditions of age and tenure, all regular employees of the Corporation, its subsidiaries and participating lower-tier subsidiaries are eligible to join the Pension Plan. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the Pension Plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate. A participant vests in his accrued benefit attributable to the Corporation's contributions upon the completion of five years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his fifth anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal to (when calculated as a life annuity): (i) for years of credited service with the company as of December 31, 1994, 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and (ii) with respect to a participant's credited service for plan years subsequent to December 31, 1994, 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994. An employee receives reduced benefits upon retirement prior to age 65 with at least five years of service, and an employee cannot begin receiving monthly benefits under the plan prior to attaining age 55. The plan is funded by the Corporation based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later on December 31, 1994, with contributions having been made by the employee in each year of service. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig
I. DeRoy and Mark R Arnesen have 46, 18, 9, 1 and 9 years, respectively, of benefit service.

  The compensation levels shown in the table for the qualified Pension Plan are less than those set forth in the Summary Compensation Table because the Internal Revenue Code of 1986, as amended, limits the maximum amount of pay that may be considered in determining benefits under such tax-qualified retirement plans. As established by the Tax Reform Act of 1986, the limit was $200,000 in 1989 and was adjusted for inflation for each year through 1993 when the limit was $235,840. The Omnibus Budget Reconciliation Act of 1993 decreased this limit to $150,000 for plan years beginning in 1994. The $150,000 limit will also be adjusted for inflation for years after 1994, but only in increments of $10,000. Within these limits, the highest final average pay that could be considered in determining benefits accruing before 1994 is $219,224. The highest final average pay that can currently be considered in determining benefits accruing after 1993 is $150,000.

  Pursuant to the provisions of the Internal Revenue Code of 1986, as amended, during 1994, 1993 and 1992, respectively, mandatory distributions totalling $97,930, $93,741 and $88,920 were made to D. P. Kennedy from the Pension Plan. As stated in note (7) of the Summary Compensation Table set forth above, these amounts are included in the last column of such table.

SUPPLEMENTAL BENEFIT PLANS

  The Corporation maintains an Executive Supplemental Benefit Plan (the "Executive Plan") which it believes will assist it in attracting and retaining highly qualified individuals for upper management positions. The Executive Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by the Board of Directors. Under the Executive Plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by the Board of Directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest. The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs (the "annuitized benefit"). With respect to such postponed retirement, the Executive Plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation (as defined above) until age 70.

  To receive benefits under the Executive Plan, a participant must be at least age 55, have been employed by the Corporation or a subsidiary for at least 10 years and, unless waived by the Board of Directors, covered by the Executive Plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments each of which equals 50% of final average compensation. Vesting of rights under the Executive Plan is accelerated in the event of a "change in control" (as defined in the plan) of the Corporation.

  Currently 37 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens and Craig I. DeRoy, have been selected to participate in the Executive Plan. The annual benefit payable under the Executive Plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the Executive Plan to Parker S. Kennedy, Thomas A. Klemens and Craig I. DeRoy upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, are $286,445, $199,424 and $192,204, respectively.

  The Corporation also maintains a Management Supplemental Benefit Plan (the "Management Plan") the provisions of which are similar to those of the Executive Plan, except that the amount of the joint life and 50% survivor benefit payable under the Management Plan upon retirement at normal retirement date (as defined above) is equal to 15% of the participant's final average compensation (as defined above), the retirement benefit does not take into account compensation received after the normal retirement date, and no benefit is payable to a participant who retires prior to the normal retirement date unless the participant has been employed by the Corporation or a subsidiary for at least 15 years and the Board of Directors consents to such early retirement. Currently 61 employees, including Mark R Arnesen, have been selected to participate in the Management Plan. The estimated annual benefit payable under the Management Plan to Mr. Arnesen upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, is $57,962.

  Both of these plans are unfunded. The Corporation purchases insurance, of which it is the owner and beneficiary, on the lives of the participants in each plan. This insurance is designed to recover, over the life of each plan, costs incurred by the Corporation with respect to it.

DIRECTORS' COMPENSATION

  Each director who is not an employee of the Corporation or its subsidiaries receives annual compensation of $8,000, a fee of $650 for attending each meeting of the Board of Directors, and $400 for attending each committee meeting. Each director who is such an employee receives a fee of $150 for attending each meeting of the Board.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

TO THE BOARD OF DIRECTORS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary and annual bonus.

  The Committee is composed of five independent directors. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries, and there are no interlocking directorships.

  The Committee has retained Compensation Resource Group, Inc. ("CRG"), a compensation and benefits consulting firm, to assist the Committee with the performance of its duties. In particular, CRG has provided advice to the Committee with respect to the reasonableness of compensation paid to executive officers of the Corporation in 1994. In doing so, CRG analyzes the Corporation's compensation and benefits programs and performance in relation to an analysis of the Corporation's competitors' compensation and benefits programs and performance. For the purpose of this analysis, CRG uses the group of peer companies whose returns to shareholders compose the peer group index shown in the performance graph under the caption "Comparative Cumulative Total Return to Shareholders" below. Also, CRG reviews published compensation surveys and compares these results against the executive officers' compensation levels.

  In this regard, CRG has reviewed the compensation of the Corporation's executive officers for 1994 and has reported to the Committee that, in the opinion of CRG, compensation for all executive officers is reasonable in view of the Corporation's performance and industry compensation levels.

COMPENSATION POLICY

  The compensation policy of the Corporation, which has been endorsed by the Committee, is that a portion of the annual compensation of each executive officer should be related to the performance of the Corporation, as well as the individual contribution of each officer. The compensation programs are designed to align the executives' compensation with the strategic goals and performance of the Corporation. The Corporation strives to develop and administer programs that will (i) attract and retain key executives critical to the long-term success of the Corporation, (ii) provide median compensation levels which are competitive with those of the Corporation's competitors, (iii) motivate executives to enhance long-term shareholder value in the Corporation, and (iv) integrate the Corporation's compensation programs with its annual planning and measurement processes.

  The annual bonus program includes a Stock Bonus Plan which is an integral part of the Corporation's compensation program. The program is designed to encourage and create ownership and retention of the Corporation's stock by key employees and provide incentive to further the profits and growth of the Corporation. This program is designed to align the long-range interests of key employees with those of the shareholders.

PERFORMANCE MEASURES AND RESULTS

  The measures used for determining the appropriate levels of compensation for the executive officers include competitive position (national market share), profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

  In 1994, while it is anticipated that the subsidiaries of the Corporation increased their market shares in most states, the overall profit decreased 71.4 percent from the previous year's record levels. All of the replacements except one for retiring officers have been promoted from within the Corporation and all have performed well.

CEO COMPENSATION

  Parker S. Kennedy's base salary was increased on January 1, 1994, to $280,020. On May 1, 1994, the Compensation Committee, in order to better reflect competitive practices in view of his additional duties and responsibilities as chief executive officer ("CEO"), increased his salary to $375,000. This salary level approximated the median salary for CEOs in the group of comparable companies. On October 1, 1994, Mr. Kennedy voluntarily decreased his salary 13 percent to $324,960, to reflect the rapidly deteriorating real estate economy. Mr. Kennedy voluntarily waived cash and stock bonuses for the year 1994.

  Mr. D. P. Kennedy also waived his right to bonuses and voluntarily reduced his compensation in October, 1994.

                                          Compensation Committee

                                          Lewis W. Douglas, Jr., Chairman
                                          J. David Chatham
                                          William G. Davis
                                          Paul B. Fay, Jr.
                                          R. J. Munzer

COMPARATIVE CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

  Since December 3, 1993, the Corporation's Common shares have been listed and trading on the New York Stock Exchange under the trading symbol "FAF." Previously, such shares were traded on the national over-the-counter market and were designated and quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index, the NASDAQ Composite Index, the NASDAQ Financial Index, and a peer group index consisting of the following six companies: Alleghany Corp., Fidelity National Financial, Inc., Lawyers Title Corp., Old Republic International Corp., Reliance Group Holdings, Inc., and Stewart Information Services Corp., respectively, in each case assuming reinvestment of dividends.

  The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis. Such a peer group index, together with the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Financial Index, offers a more relevant comparison with the Corporation's return to shareholders and will be used in future graphs in place of the NASDAQ Composite Index and the NASDAQ Financial Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG THE FIRST AMERICAN FINANCIAL CORPORATION*,
              NASDAQ COMPOSITE INDEX**, NASDAQ FINANCIAL INDEX**,
        S&P 500 INDEX***, S&P FINANCIAL INDEX***, AND CUSTOM PEER GROUP

                      [PERFORMANCE GRAPH APPEARS HERE]

                             THE FIRST
                             AMERICAN       NASDAQ         NASDAQ                      S&P        CUSTOM
Measurement Period           FINANCIAL      COMPOSITE     FINANCIAL     S&P 500     FINANCIAL      PEER
(Fiscal Year Covered)        CORP.          INDEX          INDEX        INDEX        INDEX         GROUP
- ---------------------        ---------      ---------     ---------     -------     ---------     -------
Measurement Pt-  12/30/89    $100           $100          $100          $100        $100          $100
FYE   12/29/90               $ 61           $ 85          $ 77          $ 97        $ 79          $ 94
FYE   12/31/91               $106           $136          $119          $126        $118          $133
FYE   12/31/92               $242           $159          $170          $136        $146          $186
FYE   12/31/93               $328           $181          $197          $150        $162          $216
FYE   12/31/94               $166           $177          $198          $152        $157          $182

* Adjusted for reinvestment of dividends. Stock price performance shown is not necessarily indicative of future price performance.

** As calculated from the University of Chicago Center for Research in Securities Prices Total Return Indexes for The Nasdaq Stock Market to include the reinvestment of dividends.

*** As calculated by Standard & Poor's Compustat Services, a division of McGraw-Hill, Inc., to include the reinvestment of dividends.

EXECUTIVE OFFICERS

      NAME                 POSITION HELD                     AGE
      ----                 -------------                     ---
      D. P. Kennedy        Chairman                           76

      Parker S. Kennedy    President                          47

      Thomas A. Klemens    Vice President,                    44
                           Chief Financial Officer

      Craig I. DeRoy       Vice President,                    42
                           General Counsel

      Mark R Arnesen       Vice President,                    42
                           Secretary, Corporate Counsel

  All officers of the Corporation are appointed annually by the Board of Directors subsequent to its election.

  D. P. Kennedy has been Chairman of the Corporation since 1993, and served as its President from 1963 to 1993. Parker S. Kennedy, who is D. P. Kennedy's son, has been President of the Corporation since 1993, and served as its Executive Vice President from 1986 to 1993. He has been employed by the Corporation's subsidiary, First American Title Insurance Company ("First American"), since 1977 and became a Vice President of that company in 1979. During 1983, he was appointed its Executive Vice President, and in 1989 was appointed its President. Thomas A. Klemens has been Vice President, Chief Financial Officer of the Corporation and First American since 1993 and became the Corporation's principal accounting officer in 1992. Mr. Klemens has been employed by First American since 1985, when he was Vice President, Controller. Craig I. DeRoy has been Vice President, General Counsel of the Corporation and First American since 1993. Mr. DeRoy is the principal shareholder and chief executive officer of Corporate Risk Management, Inc., an environmental and regulatory consulting firm whose business constituted his principal occupation from 1992 until his employment by the Corporation and First American in 1993. From 1990 to 1992, Mr. DeRoy served as Executive Vice President and chief operating officer of First Environmental Review Insurance Company, where he helped pioneer a new form of property insurance coverage for environmental risks. Mark R Arnesen has been Vice President, Secretary and Corporate Counsel of the Corporation and First American since 1992, has been employed by First American since 1979, and has been a Vice President of the latter company since 1989.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Rules adopted by the Securities and Exchange Commission ("SEC") under Section 16(a) of the Securities Exchange Act of 1934 require the Corporation's officers and directors, and persons who own more than ten percent of the issued and outstanding shares of the Corporation's Common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Corporation believes that, during its fiscal year ending December 31, 1994, its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements under Section 16(a).

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse has been selected by the Audit Committee of the Board of Directors as independent accountants to audit the books and accounts of the Corporation and its subsidiaries for the year ending December 31, 1995. This firm has served as independent accountants for the Corporation since 1954.

  A representative of Price Waterhouse will be present at the Annual Meeting of Shareholders with an opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

SHAREHOLDER PROPOSALS

  In order that a proposal by a shareholder be included in the proxy statement and proxy for the next Annual Meeting of Shareholders of the Corporation, such proposal must be received no later than December 5, 1995, assuming that the date of such meeting is not advanced by more than 30 calendar days, or delayed by more than 90 calendar days, from the date of the current annual meeting. In such event, the Corporation will provide notice of the date by which such proposals must be received in order to be included.

GENERAL INFORMATION

  THE CORPORATION WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS STOCK ON THE RECORD DATE FOR THE FORTHCOMING ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1994 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE CORPORATION'S STOCK ON THE RECORD DATE AND BE SENT TO THE SECRETARY AT THE CORPORATION'S ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

  The costs of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation's subsidiaries may solicit proxies personally, by telephone or facsimile. Morrow & Company, Inc., 909 Third Avenue, New York, New York 10022, has been engaged to solicit proxies in such manner at an estimated cost of $4,000 plus reimbursement of reasonable expenses.

  The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this Proxy Statement, and the report of the President. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                          By Order of the Board of Directors
                                                Mark R Arnesen
                                                   Secretary

Santa Ana, California
March 31, 1995

                           [LOGO OF FIRST AMERICAN]

                   The First American Financial Corporation
    First American Square . 114 East Fifth Street, Santa Ana, CA 92701-4699

[LOGO OF FIRST AMERICAN]


                   The First American Financial Corporation
                FIRST AMERICAN SQUARE  114 EAST FIFTH STREET,
                      SANTA ANA, CA 92701  (714) 558-3211

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Financial Corporation hereby appoints D. P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held April 26, 1995, at 2:00 P.M. in the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, and any adjournments thereof; and thereat to vote the shares of the undersigned with respect to the election of directors, as indicated on the reverse hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and WITH DISCRETIONARY AUTHORITY TO ACT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSAL LISTED ON THE REVERSE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSAL.

                  (Continued and to be signed on reverse side)



                          (Continued from other side)

Election of Directors FOR [_] all nominees listed below
                              (except as marked to the contrary below)

                      WITHHOLD AUTHORITY [_] to vote for all nominees listed
                                             below

George L. Argyros, J. David Chatham, William G. Davis, James L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., Frank C. Harrington, D. P. Kennedy, Parker S. Kennedy, Robert B. McLain, Anthony R. Moiso, R. J. Munzer, Frank O'Bryan, Roslyn B. Payne, and Virginia Ueberroth.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)
- --------------------------------------------------------------------------------


                                                 Dated..................., 1995
- ----------------------- -----------------------
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

 PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.